Exhibit 99.1

Ethan Allen Reports Strong Fiscal 2023 Second Quarter Operating Results

DANBURY, CT – JANUARY 25, 2023 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) today reported its financial and business results for its fiscal 2023 second quarter ended December 31, 2022.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased with our second quarter operating performance. Our strong delivered net sales of $203.2 million were helped by our backlog. Our gross margins increased to 61.0% and operating margins rose to 18.2%. Our adjusted diluted earnings per share of $1.10 grew by 15.8%. We continued to generate strong operating cash flow and as of December 31, 2022, we had total cash and investments of $140.4 million and no debt. Our retail written orders have returned to near pre-pandemic levels. We are also pleased that yesterday we announced a regular quarterly cash dividend of $0.32 per share, payable February 21, 2023.”

Mr. Kathwari continued, “In November 2022 we opened a new state-of-the-art design center in Skokie, Illinois, a suburb of Chicago. This design center projection continues to position us as a leading Interior Design Destination. Combining personal service of our talented interior designers with advanced technology is an important focus. Over the next twelve months, we plan to greatly enhance the projection of all our design centers.”

“We are well-positioned with continued strengthening of our vertically integrated structure, which includes enhancing our product offerings, continued re-positioning of our retail network as a premier Interior Design Destination, investments in our North American manufacturing, which accounts for about 75% of our net sales, and investing in technology and logistics. We remain cautiously optimistic,” concluded Mr. Kathwari.

FISCAL 2023 SECOND QUARTER HIGHLIGHTS*

●	Consolidated net sales of $203.2 million decreased 2.4%
o	Retail net sales of $171.8 million decreased 4.4%
o	Wholesale net sales of $106.2 million decreased 8.3%

●	Written order trends
o	Retail segment written orders decreased 1.5% compared with the pre-pandemic second quarter of fiscal 2019; down 16.3% compared with the second quarter of fiscal 2022
o	Wholesale segment written orders were 18.6% lower than the second quarter of fiscal 2019; declined 20.2% from a year ago

●

Consolidated gross margin increased to 61.0%, up from 58.8% a year ago due to product pricing actions taken over the past 12 months, a favorable product mix, disciplined promotional activity and lower inbound freight costs

●

Operating margin of 18.2%; adjusted operating margin of 18.1% compared with 15.7% last year due to wholesale gross margin expansion and maintaining a disciplined approach to cost savings and expense control partially offset by lower net sales and higher retail delivery costs; adjusted selling, general and administrative expenses decreased from 43.1% of net sales to 42.9%

●

Advertising expenses were equal to 2.0% of net sales, the same as in the prior year second quarter; we continue to utilize various advertising mediums including national television, direct mail and digital

●	Diluted EPS of $1.10 compared with $1.05; adjusted diluted EPS of $1.10 increased 15.8%

●	Generated $2.5 million of cash from operating activities; cash and investments totaled $140.4 million with no debt outstanding

●	Ended the quarter with $159.9 million in inventory, down $16.6 million from June 30, 2022

●

The Company held a 2022 Virtual Convention in December, which highlighted Ethan Allen’s rich history in classic style with a modern perspective, the service of its vertically integrated manufacturing and logistics networks, the strengthening of the retail network and the importance of being an interior design destination

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release. Comparisons are to the second quarter of fiscal 2022.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended			Six months ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
Net sales	$203,161	$208,093	(2.4% )	$417,691	$390,420	7.0%
Gross profit	$124,020	$122,269	1.4%	$253,636	$231,461	9.6%
Gross margin	61.0%	58.8%		60.7%	59.3%

GAAP operating income	$37,069	$36,292	2.1%	$76,719	$63,652	20.5%
Adjusted operating income*	$36,873	$32,772	12.5%	$74,565	$60,500	23.2%
GAAP operating margin	18.2%	17.4%		18.4%	16.3%
Adjusted operating margin*	18.1%	15.7%		17.9%	15.5%

GAAP net income	$28,166	$26,894	4.7%	$58,046	$47,047	23.4%
Adjusted net income*	$28,020	$24,257	15.5%	$56,437	$44,686	26.3%

Effective tax rate	25.7%	25.7%		25.5%	26.0%

GAAP diluted EPS	$1.10	$1.05	4.8%	$2.27	$1.85	22.7%
Adjusted diluted EPS*	$1.10	$0.95	15.8%	$2.21	$1.75	26.3%

Cash flows from operating activities	$2,517	$5,712	(55.9% )	$40,939	$22,701	80.3%

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release

BALANCE SHEET and CASH FLOW

Cash and investments totaled $140.4 million at December 31, 2022, compared with $121.1 million at June 30, 2022. The increase of $19.3 million during the year was primarily due to $40.9 million in cash generated from operating activities and $8.1 million in proceeds received from a sale-leaseback transaction completed in August 2022 partially offset by $20.9 million in cash dividends paid and capital expenditures of $8.5 million as the Company continues to return capital to shareholders and reinvest back into the business.

Cash dividends paid were $20.9 million during the first six months ended December 31, 2022, which included a special cash dividend of $12.7 million, or $0.50 per share. During the second quarter of fiscal 2023, the Company’s Board declared a regular quarterly cash dividend of $0.32 per share, which was paid on January 4, 2023 to shareholders of record as of December 7, 2022. The $0.32 per share cash dividend represented a 28.0% increase over the prior year regular quarterly cash dividend.

Cash from operating activities totaled $40.9 million during the first half of fiscal 2023, an increase from $22.7 million in the prior year period due to an improvement in working capital and higher net income. The increase in working capital was primarily from a reduction in customer deposits as net shipments outpaced written orders and improved collections on outstanding accounts receivable, which converted shipments to cash at a faster pace, partially offset by a reduction in inventory carrying levels.

Inventories, net decreased to $159.9 million at December 31, 2022, compared with $176.5 million at June 30, 2022, as the Company restores its operating inventory levels to more historical norms as backlog declines. Inventory balances continue to decrease as the Company seeks to reduce its levels of inventory while also ensuring appropriate levels are maintained to service its customer base.

Customer deposits from written orders totaled $83.7 million at December 31, 2022, a decrease of $37.4 million during the fiscal year as net shipments outpaced written orders.

No debt outstanding at December 31, 2022.

DIVIDENDS

On January 24, 2023, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.32 per share, payable on February 21, 2023, to shareholders of record at the close of business on February 7, 2023.

CONFERENCE CALL

Ethan Allen will host an analyst conference call today, January 25, 2023, at 5:00 PM (Eastern Time) to discuss its results. The analyst conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the conference call:

●	U.S. Participants:	877-705-2976
●	International Participants:	201-689-8798
●	Meeting Number:	13734717

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for up to six months.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETD) is a leading interior design company, manufacturer and retailer in the home furnishings marketplace. The Company is a global luxury home fashion brand that is vertically integrated from product design through home delivery, which offers its customers stylish product offerings, artisanal quality, and personalized service. The Company provides interior design service to its clients and sells a full range of home furnishings through a retail network of design centers located throughout the United States and abroad as well as online at ethanallen.com. Ethan Allen owns and operates ten manufacturing facilities located in the United States, Mexico and Honduras, including one sawmill, one rough mill and a lumberyard. Approximately 75% of its products are manufactured or assembled in these North American facilities.

For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor / Media Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This press release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income, and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic objectives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic performance, business and industry and the effect of the COVID-19 pandemic on the business operations and financial results. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “COVID-19 impact,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2022 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2022	2021	2022	2021
Net sales	$203,161	$208,093	$417,691	$390,420
Cost of sales	79,141	85,824	164,055	158,959
Gross profit	124,020	122,269	253,636	231,461
Selling, general and administrative expenses	87,147	89,610	179,109	171,187
Restructuring and other impairment charges, net of gains	(196)	(3,633)	(2,192)	(3,378)
Operating income	37,069	36,292	76,719	63,652
Interest and other income, net	901	(26)	1,297	2
Interest expense and other financing costs	50	48	105	96
Income before income taxes	37,920	36,218	77,911	63,558
Income tax expense	9,754	9,324	19,865	16,511
Net income	$28,166	$26,894	$58,046	$47,047

Per share data
Diluted earnings per common share:
Net income per diluted share	$1.10	$1.05	$2.27	$1.85
Diluted weighted average common shares	25,582	25,513	25,571	25,482

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,	June 30,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$85,392	$109,919
Investments	55,030	11,199
Accounts receivable, net	10,696	17,019
Inventories, net	159,874	176,504
Prepaid expenses and other current assets	27,414	32,108
Total current assets	338,406	346,749

Property, plant and equipment, net	223,702	223,530
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	103,238	100,782
Deferred income taxes	1,091	820
Other assets	2,416	2,886
Total ASSETS	$713,981	$719,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$30,463	$37,370
Customer deposits	83,651	121,080
Accrued compensation and benefits	21,131	22,700
Current operating lease liabilities	24,122	25,705
Other current liabilities	16,348	8,788
Total current liabilities	175,715	215,643

Operating lease liabilities, long-term	93,706	89,506
Deferred income taxes	2,801	4,418
Other long-term liabilities	4,695	3,005
Total LIABILITIES	$276,917	$312,572

Shareholders’ equity:
Ethan Allen Interiors Inc. shareholders’ equity	$437,085	$407,349
Noncontrolling interests	(21)	(26)
Total shareholders’ equity	$437,064	$407,323
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$713,981	$719,895

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted earnings per share. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables below provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

(Unaudited)
(In thousands, except per share data)	Three months ended			Six months ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$37,069	$36,292	2.1%	$76,719	$63,652	20.5%
Adjustments (pre-tax)*	(196)	(3,520)		(2,154)	(3,152)
Adjusted operating income*	$36,873	$32,772	12.5%	$74,565	$60,500	23.2%

Consolidated Net sales	$203,161	$208,093	(2.4% )	$417,691	$390,420	7.0%
GAAP Operating margin	18.2%	17.4%		18.4%	16.3%
Adjusted operating margin*	18.1%	15.7%		17.9%	15.5%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$28,166	$26,894	4.7%	$58,046	$47,047	23.4%
Adjustments, net of tax*	(146)	(2,637)		(1,609)	(2,361)
Adjusted net income	$28,020	$24,257	15.5%	$56,437	$44,686	26.3%
Diluted weighted average common shares	25,582	25,513		25,571	25,482
GAAP Diluted EPS	$1.10	$1.05	4.8%	$2.27	$1.85	22.7%
Adjusted diluted EPS*	$1.10	$0.95	15.8%	$2.21	$1.75	26.3%

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended		Six months ended
(In thousands)	December 31,		December 31,
	2022	2021	2022	2021
Gain on sale-leaseback transaction	$(654)	$-	$(2,911)	$-
Gain on sale of property, plant & equipment	-	(3,913)	-	(3,913)
Severance and other charges	458	393	757	761
Adjustments to operating income	$(196)	$(3,520)	$(2,154)	$(3,152)
Adjustments to income before income taxes	$(196)	$(3,520)	$(2,154)	$(3,152)
Related income tax effects on non-recurring items(1)	50	883	545	791
Adjustments to net income	$(146)	$(2,637)	$(1,609)	$(2,361)

(1)	Calculated using the marginal tax rate for each period presented.